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                                                          EXHIBIT 10(e) (xiii)


                             AMENDMENT NUMBER TWELVE
                                     TO THE
                       HARRIS CORPORATION RETIREMENT PLAN


         WHEREAS, Harris Corporation a Delaware corporation (the "Corporation"), has heretofore adopted and maintained the Harris Corporation Retirement Plan, as amended and restated effective January 1, 2003 (the "Plan"), and as amended prior to the date hereof;

         WHEREAS, the Corporation by action of the Management Development and Compensation Committee of the Corporation's Board of Directors (the "Compensation Committee"), has the authority to amend the Plan pursuant to
Section 17.1 of the Plan;

         WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the "Employee Benefits Committee") the authority to adopt non-material Plan amendments; and

         WHEREAS, the Corporation, by action of the Employee Benefits Committee, desires to amend the Plan in certain non-material respects.

         NOW, THEREFORE, BE IT RESOLVED, that pursuant to the power of amendment in Section 17.1 of the Plan and the delegation of such power pursuant to Section
13.3 of the Plan, effective September 1, 2005, Section 8.2(c)(1) of the Plan is hereby amended in its entirety to read as follows:

                  "(1) Availability. Only pre-tax contributions, after-tax contributions and matching contributions may be invested in the Harris Stock Fund. If the aggregate of a Participant's pre-tax contribution and after-tax contribution for any payroll period is equal to or greater than 5% of the Participant's Compensation for such payroll period, the aggregate of the pre-tax contribution and after-tax contribution invested in the Harris Stock Fund for any payroll period shall not exceed 1% (or such larger percentage established by an appropriate committee of the Board from time to time) of the Participant's Compensation for the payroll period. If the aggregate of a Participant's pre-tax contribution and after-tax contribution for any payroll period is less than 5% of the Participant's Compensation in any payroll period, the aggregate of his or her pre-tax contributions and after-tax contributions invested in the Harris Stock Fund for the payroll period shall not exceed 20% of the Participant's aggregate pre-tax contribution and after-tax contribution for the payroll period. The portion of any pre-tax contribution or after-tax contribution that is attributable to a discount from fair market value on shares of Harris Stock shall be disregarded for purposes of the two foregoing sentences. To the extent that pre-tax contributions or after-tax contributions are invested in the Harris Stock Fund, the matching contributions attributable thereto also shall be invested in the Harris Stock Fund."

         APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 19th day of August, 2005.

                                                          Attest:

                                                          /s/ John D. Gronda
                                                          ---------------------
                                                          Secretary